SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                     FORM 8-K

                              CURRENT REPORT PURSUANT
                            TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of Earliest Event Reported): March 1, 2001

                              Allcity Insurance Company

              (Exact Name of Registrant as Specified in its Charter)

                                      New York
                  (State or Other Jurisdiction of Incorporation)


                 1-7411                                         13-2530665
         (Commission File Number)       (I.R.S. Employer Identification No.)



      335 Adams Street, Brooklyn, N.Y.                          11201-3731
   (Address of Principal Executive Offices)                     (Zip Code)



                (718) 422-4000
     (Registrant Telephone Number, Including Area Code)



           (Former Name or Former Address, if Changed Since Last Report)


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Item 5. Other Events.

The information set forth in the press release issued by Allcity Insurance Company attached hereto as Exhibit 99.1, is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c)     Exhibits.

99.1    Press release of Allcity Insurance Company dated March 1, 2001.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ALLCITY INSURANCE COMPANY


                                        By:     /S/  Douglas M. Whitenack
                                        Name:      Douglas M. Whitenack
                                        Title:     Vice President and Controller


                              Date:     March 1, 2001

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EXHIBIT INDEX
Item No.

99.1    Press release of Allcity Insurance Company dated March 1, 2001.

ALLCITY INSURANCE COMPANY
335 Adams Street
Brooklyn, New York 11201
718-422-4000

Press Release
CONTACT: Doug Whitenack 718 422 4380

March 1, 2001

ALLCITY INSURANCE COMPANY ANNOUNCES BUSINESS WITHDRAWAL PLAN
AND AGREEMENT WITH TOWER INSURANCE COMPANY OF NEW YORK

Allcity Insurance Company (ALCI-NASDAQ) announced today that effective immediately it will no longer accept new applications or binders for any insurance policies and that it has filed plans of orderly withdrawal with the New York Insurance Department for all lines of business where such plans are required. Existing commercial lines policies will be non-renewed or canceled in accordance with New York insurance law or replaced by Tower Insurance Company of New York or Tower Risk Management (Tower) with Tower policies. Allcitys renewal obligations will cease with respect to any policies replaced. Under an agreement reached by the Company, along with its parent, Empire Insurance Company, and its affiliate, Centurion Insurance Company, Tower will buy the renewal rights for substantially all of its remaining lines of business, excluding private passenger auto and commercial auto/garage, for a fee based on the direct written premium actually renewed by Tower. The amount of the fee is not expected to be material. The renewal rights to be sold to Tower include Homeowners, Dwelling Fire, TOP, Personal Insurance Coverage, Personal Umbrella, Commercial Multi Peril, Commercial Fire, Commercial Umbrella and Workers Compensation.

The Company will continue to be responsible for the remaining policy term of existing policies. For commercial lines, the Company will thereafter have no renewal obligations for those policies. Under New York insurance law, the Company is obligated to offer renewals of Homeowners, Dwelling Fire, Personal Insurance Coverage, and Personal Umbrella for a three-year required policy period; however, the agreement with Tower provides that Tower must offer renewals for these policies.
For the twelve months ended December 31, 2000, net earned premiums for the lines of business covered by the Tower agreement aggregated approximately $18,000,000. The closing of the transaction is subject to the approval of the New York Insurance Department.

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The Company is currently exploring its options for the future.
Assuming the transaction with Tower is consummated, the Company will only have renewal obligations for personal lines insurance (primarily auto) not replaced by Tower, the remaining policy term of all existing policies and a claim run off operation. The Company may commence new property and casualty insurance operations if a new business model can be developed, enter into a joint venture with another property and casualty operation, explore entering the claim services business or commence a liquidation of the Company. There may be other options that the Company will explore, but no assurance can be given at this time as to what the ultimate plan will be.

This press release and statements by the Company in reports to its shareholders and public filings, as well as oral public statements by Company representatives, may contain certain forward-looking information that is subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in, contemplated by or underlying the forward-looking statements. Without limitation, these risks and uncertainties include general economic and market conditions, changes in competition and pricing environments, the occurrence of significant natural disasters, the inability to reinsure certain risks economically, the adequacy of loss reserves, prevailing interest rate levels and weather related conditions that may affect the Companys operations. Undue reliance should not be placed on these forward-looking statements, which are applicable only as of the date hereof. The Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this press release or to reflect the occurrence of unanticipated events.